UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 977-3380

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2024, Pasithea Therapeutics Corp. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders of the Company acted upon the following proposals at the Annual Meeting: (1) the election of one Class I director and (2) the ratification of the appointment of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024.

Of the 1,043,248 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting, 369,617 shares of Common Stock were represented in person or by proxy at the Annual Meeting, thereby constituting a quorum.

The voting results on each of the proposals acted upon at the Annual Meeting are set forth below:

Proposal 1 related to the election of one nominee to serve as a Class I director with a three-year term expiring at the 2027 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. The following director was approved by a plurality of the votes cast at the Annual Meeting:

	FOR	WITHHELD	BROKER NON-VOTES
Dr. Emer Leahy	227,198	27,223	115,196

Proposal 2 related to the ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Proposal 2 was approved by a majority of the votes cast at the Annual Meeting, based upon the following votes:

FOR	AGAINST	ABSTAIN
333,986	34,177	1,454

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Dated: June 26, 2024	By:	/s/ Tiago Reis Marques
		Name:	Tiago Reis Marques
		Title:	Chief Executive Officer

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